DIGITAL ENTERTAINMENT INTERNATIONAL LIMITED

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2012 AND SEPTEMBER 30, 2011

AND

 THE THREE AND NINE MONTHS ENDED JUNE 30, 2012 AND 2011

DIGITAL ENTERTAINMENT INTERNATIONAL LIMITED

TABLE OF CONTENTS

Page

Report of Independent Registered Public Accounting Firm

Unaudited Condensed Consolidated Financial Statements

Balance Sheets as of June 30, 2012 and September 30, 2011

Statements of Income and Comprehensive Income for three and nine months                                                                                                                                        3

Statements of Cash Flows for the nine months ended

June 30, 2012 and 2011

4

Notes to Unaudited Condensed Consolidated Financial Statements

5

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Digital Entertainment International Limited

We have reviewed the accompanying consolidated balance sheets of Digital Entertainment International Limited as of June 30, 2012 and September 30, 2011, and the related consolidated statements of income and comprehensive income for the three-month and nine-month periods ended June 30, 2012 and 2011 and the related consolidated statements of cash flows for the nine-month period ended June 30, 2012 and 2011. These interim consolidated financial statements are the responsibility of the company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim consolidated financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

/s/Friedman LLP

Friedman LLP

New York, NY

July 30, 2012

DIGITAL ENTERTAINMENT INTERNATIONAL LIMITED
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

June 30, 2012	September 30, 2011
ASSETS
Current assets
Cash	$15,947,068	$8,401,778
Accounts receivable, net	7,565,554	5,044,078
Advances to suppliers, net	1,174,236	1,357,986
Loan receivable	-	7,581,005
Inventory	3,382,645	3,250,698
Deferred tax assets, current	1,311,708	1,087,070
Other current assets	3,179,836	141,550
Total current assets	32,561,047	26,864,165

Property, plant and equipment, net	15,021,206	15,164,534
Deferred tax assets, non-current	2,422,923	1,059,393
Long-term deposits	3,472,891	3,796,504
Total Assets	$53,478,067	$46,884,596

LIABILITIES AND EQUITY
Current liabilities
Short-term bank loans	$1,573,539	$6,265,370
Accounts payable	4,792,209	5,644,217
Accrued expenses	2,098,489	1,716,730
Deferred revenue	8,866,216	8,892,688
Other payable	1,747,864	1,860,729
Taxes payable	2,391,692	2,202,375
Due to related parties	28,607	27,112
Dividend payable	-	1,613,333
Total current liabilities	21,498,616	28,222,554

Long-term deposits from customers	2,394,927	2,210,109
Deferred revenue	16,076,094	6,035,269
Long-term payable	141,619	140,971
Total liabilities	40,111,256	36,608,903

Contingency and commitment

Equity
Common shares ($ 0.13 par value, 10,000 shares Authorized and 100 shares issued at June 30, 2012 and September 30, 2011)	13	13
Additional paid-in capital	537,554	430,555
Statutory reserve	131,825	131,825
Accumulated other comprehensive income	796,431	706,945
Retained earnings	11,900,988	9,006,355
Total equity	13,366,811	10,275,693
Total liabilities and equity	$53,478,067	$46,884,596
2 DIGITAL ENTERTAINMENT INTERNATIONAL LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(UNAUDITED)

For three months ended June 30,	For Nine months ended June 30,
2012	2011	2012	2011
Revenues	$20,515,747	$20,573,383	$62,766,926	$51,397,797

Cost of revenues	(12,586,580)	(13,630,046)	(38,929,253)	(33,475,539)

Gross profit	7,929,167	6,943,337	23,837,673	17,922,258

Selling, general and administrative expenses	(2,058,866)	(2,219,677)	(5,148,162)	(4,207,411)

Income from operations	5,870,301	4,723,660	18,689,511	13,714,847

Other income (expenses)
Interest expense	(50,372)	(71,708)	(21,116)	(197,985)
Subsidy income	-	-	443,340	69,519
Other income (expense)	(88,399)	(171,559)	(120,625)	(6,830)
Total other income (expenses)	(138,771)	(243,267)	301,599	(135,296)

Income before income taxes	5,731,530	4,480,393	18,991,110	13,579,551

Current	1,114,012	881,939	3,403,565	3,726,607

Provision for income taxes	1,114,012	881,939	3,403,565	3,726,607

Net income	4,617,518	3,598,454	15,587,545	9,852,944

Other comprehensive income
Foreign currency translation gain	(102,768)	130,181	89,486	340,398

Comprehensive income	$4,514,750	$3,728,635	15,677,031	$10,193,342

DIGITAL ENTERTAINMENT INTERNATIONAL LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For Nine months ended June 30,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$15,587,545	$9,852,944
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	685,948	396,124
Recovery of doubtful accounts	-	(323,655)
Loss on disposal of property, plant and equipment	7,824	181
Loss on disposal of leasehold improvement	-	344,345
Deferred tax benefit	(1,585,468)	(672,340)
Changes in operating assets and liabilities
Accounts receivable	(2,509,633)	(1,037,876)
Inventory	(117,541)	688,101
Advances to suppliers	190,852	(690,050)
Other current assets	(3,051,416)	163,060
Deferred revenue	9,990,881	6,263,397
Accounts payable	(881,924)	1,413,836
Taxes payable	180,011	(18,632)
Accrued expenses	375,453	446,584
Other payables	(121,965)	(92,505)
Net cash provided by operating activities	18,750,567	16,733,514
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments on construction in progress	(474,203)	-
Purchase of property and equipment	(5,597)	(1,138,213)
Proceeds from (payment for) Loan receivable	7,650,386	(3,648,573)
Refund (payment) of long-term deposits	342,604	(1,214,914)
Net cash provided by (used in) investing activities	7,513,190	(6,001,700)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from capital contributions	107,000	160,917
Proceeds from long-term customer deposits	175,455	626,493
Proceeds (Repayment) of related parties loans	1,377	(684,734)
Proceeds from (repayment of) short-term loans	(4,742,033)	1,538,840
Dividend paid	(14,273,520)	(7,855,010)
Net cash used in financing activities	(18,731,721)	(6,213,494)
EFFECT OF EXCHANGE RATE CHANGE ON
CASH	13,254	286,538
NET INCREASE IN CASH	7,545,290	4,804,858
CASH , BEGINNING OF PERIOD	8,401,778	4,395,565
CASH , END OF PERIOD	$15,947,068	$9,200,423
SUPPLEMENTAL CASH FLOW DISCLOSURE
Income taxes paid	$4,769,470	$4,304,991
Interest paid	$266,793	$223,646

DIGITAL ENTERTAINMENT INTERNATIONAL LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1 - ORGANIZATION AND BASIS OF PRESENTATION

Organization

The accompanying unaudited condensed consolidated financial statements include the financial statements of Digital Entertainment International Limited (“Digital HK”, or the “Company”); its wholly owned subsidiary, Beijing Dingtai Guanqun Culture Co., Ltd. (“DGC”); Beijing FAB Cultural Media Co., Ltd. (“FAB Media”) and Beijing FAB Digital Entertainment Products Co., Ltd. (“FAB Digital”), which are variable interest entities (“VIEs”) of DGC; and subsidiary of FAB Digital, Beijing Jing Lvtong Travel and Science Technology Co., Ltd. (“JLTST”).

The Company, through its wholly owned subsidiary and its VIEs, is engaged in marketing and distributing various officially licensed digital entertainment products under the “FAB” brand throughout the PRC, including but not limited to audiovisual products such as Compact Discs, Video Compact Discs and Digital Video Disks as well as books, magazines, mobile phone accessories and cameras. The Company’s products and services are primarily distributed through its flagship stores, proprietary “FAB” kiosks and online virtual stores. FAB kiosks, located in high-traffic areas of office buildings, shopping malls, retails stores and airports, are self-service terminals that provide a range of entertainment and business applications.

Digital HK was incorporated under the laws of Hong Kong Special Administrative Region of the People’s Republic of China (“PRC”) in November 2010. It was 85% owned by Universal Entertainment Group Limited (“UEG”), and 15% owned by Eon Capital International Inc. (“ECI”). In June, 2011, ECI agreed to transfer its 15% ownership of Digital HK to UEG at HK$1.00 per share. As of September 30, 2011, Digital HK is wholly owned by UEG.

Digital HK is a holding company and conducts its business through its wholly owned subsidiary, DGC, which is a wholly foreign-owned enterprise (“WFOE”) with limited liability incorporated in the PRC in March 2011. DGC has entered into a series of contractual agreements with the owners of FAB Digital and FAB Media.

FAB Digital was incorporated as a private enterprise in the PRC in September 2003 with a registered capital of 1 million Renminbi (“RMB”). FAB Digital specializes in the distribution of cultural and audio visual products through its two flagship stores in Beijing as well as its online stores. JLTST, which is fully owned by FAB Digital, was incorporated in the PRC in November 2010 with a registered capital of RMB 1 million.

DIGITAL ENTERTAINMENT INTERNATIONAL LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1 - ORGANIZATION AND BASIS OF PRESENTATION (Continued)

FAB Media was incorporated as a private enterprise in the PRC in April 2008 with a registered capital of RMB 1 million. FAB Media is primarily engaged in operating and providing proprietary multimedia kiosks for music downloads, information exchange and advertising.

On December 27, 2011, Mr. Wang Gang and Mr. Zhang Hongcheng entered into a share transfer agreement. Pursuant to the agreement, Mr. Wang Gang, one of the major shareholders of FAB Media, agreed to transfer his 60% equity interest of FAB Media to Mr. Zhang Hongcheng. Mr. Zhang Hongcheng and Mr. Ma Jiliang are the owners of FAB Media, with the percentage of ownership of 60% and 40%, respectively.

In February and March 2011, a series of contractual arrangements were entered into among DGC, FAB Digital, FAB Media and its individual shareholders.  Such arrangements include an Exclusive Service Agreement, a Share Pledge Agreement, an Option Agreement and a Voting Right Proxy Agreement.

Pursuant to these agreements, DGC has the exclusive right to provide to FAB Digital and FAB Media consulting services related to business operation and management.  The key terms of these agreements include:

1)

DGC has the sole discretion to make all operating and business decisions for FAB Digital and FAB Media on behalf of the equity owners, including business operations, policies and management, approving all matters requiring shareholder approval;

2)

FAB Digital and FAB Media have agreed to pay all of the operating costs incurred by DGC, and intended to transfer 100% of the income earned to DGC; DGC also has the right to determine the amount of the fees it will receive;

3)

During the term of these agreements, DGC will retain the rights to the intellectual properties if they are created by DGC;

4)

FAB Digital and FAB Media may not enter into any other agreements with any third party to receive consulting service without the prior consent of DGC;

5)

The equity owners pledge their respective equity interests in the FAB Digital and FAB Media as a guarantee for the payment of technical and consulting services fees under the Exclusive Service Agreement;

DIGITAL ENTERTAINMENT INTERNATIONAL LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1 - ORGANIZATION AND BASIS OF PRESENTATION (Continued)

6)

The shareholders of FAB Digital and FAB Media have irrecoverably and unconditionally granted DGC or its designee an exclusive option to purchase, to the extent permitted by PRC laws, all or any portion of equity interest of the FAB Digital and FAB Media.

All these contractual agreements obligate DGC to absorb a majority of the risk of loss from FAB Digital and FAB Media’s activities and entitle DGC to receive a majority of its residual returns.  In essence, DGC has gained effective control over both FAB Digital and FAB Media. Based on these contractual arrangements, the Company believes that both FAB Digital and FAB Media should be considered as variable interest entities (“VIEs”) under the FASB Accounting Standards Codification (“ASC”) 810, “Consolidation”. Accordingly, management believes that the accounts of these two entities should be consolidated with those of DGC, the primary beneficiary.

Digital HK is effectively controlled by the majority shareholders of FAB Digital and FAB Media. Digital HK has 100% equity interest in DGC. Accordingly, DGC, FAB Digital and FAB Media are effectively controlled by the same majority shareholders.

Therefore, DGC, FAB Digital and FAB Media are considered under common control. The consolidation of DGC, FAB Digital and FAB Media has been accounted for at historical cost and prepared on the basis as if the aforementioned exclusive contractual agreements between DGC and FAB Digital and FAB Media had become effective as of the beginning of the first period presented in the accompanying unaudited condensed consolidated financial statements.

On April 5, 2012, Wizzard Software Corporation, a Colorado corporation, executed a Share Exchange Agreement with Digital HK, under the terms of the Agreement, the parties agreed that Wizzard shall acquire from UEG all of the issued and outstanding shares of Digital HK’s capital stock in exchange for a number of “unregistered” and “restricted” shares of Wizzard's common stock that is equal to 49% of the issued and outstanding common stock of Wizzard immediately following the closing of the transaction (the “Closing”) on a fully-diluted basis (the “Initial Company Shares”). If Digital HK and the VIE Entities successfully complete all of certain Corporate Governance Objectives for two consecutive and complete reporting quarters after the Closing, Wizzard’s Board of Directors will release the voting rights to 50% of the Initial Company Shares held by UEG at such time; upon successful completion of all of the Corporate Governance Objectives for six consecutive and complete reporting quarters after the Closing, Wizzard’s Board of Directors will release the voting rights to another 25% of the Initial Company Shares held by UEG at such time; and upon the successful completion of all of the Corporate Governance Objectives for eight consecutive and complete reporting quarters after the

DIGITAL ENTERTAINMENT INTERNATIONAL LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1 - ORGANIZATION AND BASIS OF PRESENTATION (Continued)

Closing, Wizzard’s Board of Directors will release the voting rights to the remaining Initial Company Shares held by UEG at such time.

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with Rules of the Securities and Exchange Commission relating to interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles (“US GAAP”) for complete financial statements. In the opinion of the management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. These unaudited condensed consolidated financial statements and notes should be read in conjunction with the Company’s audited consolidated financial statements as of and for the year ended September 30, 2011.  Operating results for the nine months ended June 30, 2012 may not be necessarily indicative of the results that may be expected for the full year ending September 30, 2012.

Principles of Consolidation

The unaudited condensed consolidated financial statements include the financial statements of Digital HK, DGC, FAB Digital, FAB Media and JLTST. All intercompany transactions and balances have been eliminated upon consolidation.

Use of Estimates

The preparation of unaudited consolidated financial statements in conformity with U. S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include the useful lives of property and equipment; the allowance for doubtful accounts; the realization of deferred tax assets, the valuation of inventories, land use right and property, plant and equipment; and accruals for income tax uncertainties and other contingencies when applicable. The current economic environment has increased the degree of uncertainty inherent in those estimates and assumptions.

DIGITAL ENTERTAINMENT INTERNATIONAL LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Inventory

Inventory includes books and video products and is recorded at the lower of cost or market, using the first-in, first-out (“FIFO”) method. The Company estimates net realizable value based on current market value and inventory aging analyses. As of June 30, 2012 and September 30, 2011 no reserve for slow-moving or obsolete inventory is considered necessary.

Revenue Recognition

Product revenue is recognized when title to the product has transferred to customers in accordance with the terms of the sale; the sales price to the customer is fixed or determinable, and collectability is reasonably assured. Revenues are recorded net of applicable sales taxes.

The Company derives revenue from retail sales, sales to retailers, and FAB kiosk sales. Revenue from FAB kiosk sales includes download service revenue, membership card revenue, advertisement revenue and licensing revenue.

Revenue from retail sales and sales to retailers is recognized at the point-of-sale. Download service revenue is recognized when substantially all material services or conditions relating the sales have been performed or satisfied, and the Company has no obligation to refund any payment (cash or otherwise) received. Membership card revenue is amortized over the life of the membership period, membership cards with par value of RMB 100 have an expiration period of three months, and par value of RMB 200, 300, 400 and 500 have an expiration period of twelve months. Advertisement revenue is recognized over the contract period which usually expires within four months. Licensing revenue is amortized ratably over the term of the agreement which is generally five years long. Deferred revenue represents primarily unearned licensing revenues related to FAB kiosk sales.

Fair Value of Financial Instruments

ASC 820, “Fair Value Measurement”, defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures.

The three levels are defined as follows:

Level 1 - Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

DIGITAL ENTERTAINMENT INTERNATIONAL LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments (Continued)

Level 2 - Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liabilities, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 - Inputs to the valuation methodology are unobservable.

Estimated fair values of the financial instruments were not materially different from their carrying values as presented on the accompanying condensed consolidated balance sheets. This is attributed to the short maturities of the instruments and that interest rates accompanying condensed consolidated on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at respective balance sheet dates.

Income Taxes

The Company is subject to the Income Tax Laws of the PRC. It did not generate any taxable income outside of the PRC for the nine months ended June 30, 2012 and 2011. The Company accounts for income taxes in accordance with ASC 740, “Income Taxes”. ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain. The components of deferred tax assets are individually classified as current and non-current based on their characteristics.

ASC 740-10-25 prescribes a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. It also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, years open for tax examination, accounting for income taxes in interim periods and income tax disclosures. There are no material uncertain tax positions as of June 30, 2012 and September 30, 2011, respectively. All tax returns since inception are subject to examination by tax authorities.

DIGITAL ENTERTAINMENT INTERNATIONAL LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Reclassifications:

Deferred revenue in the prior period has been reclassified to indicate the long term portion. The reclassification has no effect on the previously reported total assets, equity, results of operations and cash flows.

Subsequent Events:

These condensed consolidated financial statements were approved by management and available for issuance on July 30, 2012. In accordance with ASC 855, the Company evaluated subsequent events through this date.

3 - SHORT-TERM BANK LOANS

Short-term bank loans consist of the following:

	June 30,	September 30,
	2012	2011
Loan from China Development Bank	$-	$4,699,027
Loan from China Merchants Bank	1,573,539	1,566,343
Total Short-term Bank Loan	$1,573,539	$6,265,370

Short-term bank loans are primarily used for working capital needs. On April 25, 2012, FAB Digital entered into a new loan agreement with China Merchants Bank (“CMB”) for a short term loan due April 25, 2013 in the amount of RMB 10,000,000 (Approximately $1.57 million). The loan has a variable interest rate based on the one year benchmark rates of similar loans published by the People’s Bank of China plus 35 basis points, adjustable on a monthly basis. In connection with the loan agreement, the Company’s chief executive officer entered into a pledge agreement with Beijing Lianhekaiyuan Investment and Guarantee Co. LTD (“LIGC”), the loan was guaranteed and collateralized by the software copyrights owned by the chief executive officer.

On June 10, 2011, FAB Digital entered into a loan agreement with China Development Bank (“CDB”) for a one-year term loan due June 14, 2012 in the amount of RMB 30,000,000 (approximately $4.7 million). The loan has a variable interest rate based on the one year benchmark rates of similar loans published by the People’s Bank of China plus 10 basis points, adjustable on a monthly basis. In connection with the loan agreement, the major shareholders of the FAB Digital entered into a share pledge agreement with Beijing Medium and Small Business

DIGITAL ENTERTAINMENT INTERNATIONAL LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3 - SHORT-TERM BANK LOANS (Continued)

Credit Guarantee Company (“CGC”) in which 100% of their respective equity interest in the Company is security for the loan, as well as the copyright and trademark of FAB Digital, and the personal property of the Company’s chief finance officer. Accordingly, CGC provides commercial guaranty of the loan from CDB. The loan was fully repaid at maturity.

On March 23, 2011, FAB Digital entered into a new loan agreement with China Merchants Bank (“CMB”) for a short-term loan due March 31, 2012 in the amount of RMB 10,000,000 (approximately $1.5 million). The loan has a variable interest rate based on the one year benchmark rates of similar loans published by the People’s Bank of China plus 30 basis points, adjustable on a monthly basis. The loan was guaranteed and collateralized by the video product copyrights of FAB Digital, and the software copyrights and personal property owned by the Company’s chief executive officer. The loan was fully repaid at maturity.

4 - RELATED-PARTY TRANSACTIONS

The table below sets forth the related parties and their affiliation with the Company:

Related Parties	Affiliation with the Company

Guangdong Endless Culture Co., Ltd.(“GEC”)	Affiliated Company controlled by Mr. Zhang Hongcheng

Amounts due to related parties are as follows:

	June 30,	September 30,
	2012	2011
Salary payable to
Guangdong Endless Culture Co., Ltd.	28,607	27,112
Total due to related parties	$28,607	$27,112

From time to time, employees of the related parties may perform certain business functions for the Company and employees of the Company may perform functions for the related party.  Compensation expense for these services are included in selling, general and administrative expenses in the Company’s unaudited condensed consolidated financial statements. For the three and nine months ended June 30, 2012, no such compensation expense was incurred.

DIGITAL ENTERTAINMENT INTERNATIONAL LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4 - RELATED-PARTY TRANSACTIONS (Continued)

The Company has four business locations, two of which are subleased from GEC. In addition, GEC entered into a lease agreement with Xidan Joy City on behalf of FAB Media for a term of eight-years from April 2008 to March 2016. Subsequently, FAB Media entered into a sublease agreement with GEC. The average monthly rent expense is $47,420. FAB Media paid the rental and promotion expense to Xidan Joy City directly.

In May 2011, GEC entered into another lease agreement with Guoson Mall on behalf of FAB Digital for a term of five-years expiring in August 2016. The average monthly rent expense is $66,169; the promotion expense and property management fees are $1,361 and $20,004 per month respectively. FAB Digital paid the rental and promotion expense directly to the landlord of Guoson Mall.

Future minimum annual rental payments due for Xidan Joy City and Guoson Mall are as follows:

Rental
Twelve months ending June 30,	Commitments
2013	$1,665,866
2014	$1,665,866
2015	$1,665,866
2016	$1,519,527
2017	$180,085
Total	$6,697,210

5 - CASH DIVIDENDS

On March 2, 2012, the Board of Directors of FAB Media declared and approved $9,527,257 (RMB 60,000,000) of cash dividends to the Company’s shareholders, all of which was paid immediately.

On March 21, 2012, the Board of Directors of FAB Digital declared and approved a total of $3,165,654 (RMB 20,000,000) cash dividends to the company’s shareholders, all of which was paid immediately.

DIGITAL ENTERTAINMENT INTERNATIONAL LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

6- INCOME TAXES

The Company was incorporated in Hong Kong in November 2010, and did not earn any income that was derived in Hong Kong since inception and therefore was not subject to Hong Kong income tax.

DGC, FAB Digital and JLTST were organized under the laws of the People’s Republic of China (“PRC”) which are subject to Enterprise Income Tax (“EIT”) on the taxable income as reported in their respective statutory financial statements adjusted in accordance with the Enterprise Income Tax Law. Pursuant to the PRC Income Tax Laws, DGC, FAB Digital and JLT are subject to EIT at a statutory rate of 25%.

FAB Media was qualified as a High and New Technology Enterprise in Beijing High-Tech Zone in December 24, 2010, and was entitled to a preferential tax rate of 15% for three years from January 2011 to December 2013.

The Company files income tax returns with both the National Tax Bureau and the Local Tax Bureaus in the PRC. All tax returns of the Company since inception are subject to tax examination by tax authorities.

The Company recognized a deferred tax asset in the amount of $ 3,734,631 and $ 2,146,463 as of June 30, 2012 and September 30, 2011, respectively. Deferred tax assets represent temporary differences arising from deferred revenue and the allowance for doubtful accounts. The components of deferred tax assets are as follows:

	June 30,	September 30,
	2012	2011
Deferred tax assets
Allowance for doubtful accounts	$396	$395
Deferred revenue	3,734,235	2,146,068
Total deferred tax assets	3,734,631	2,146,463
Current portion	(1,311,708)	(1,087,070)
Deferred tax assets, non-current	$2,422,923	$1,059,393

DIGITAL ENTERTAINMENT INTERNATIONAL LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

6- INCOME TAXES (Continued)

Income tax expense (benefit) consists of:

	Three months ended June 30,		Nine months ended June 30,
	2012	2011	2012	2011
Current income tax	$1,644,380	$1,253,356	$4,992,024	$4,395,269
Deferred income tax benefit	(530,368)	(371,417)	(1,588,459)	(668,662)
	$1,114,012	$881,939	$3,403,565	$3,726,607

Taxes payable consist of the following:

	June 30,	September 30,
	2012	2011
VAT payable	$282,158	$484,187
Income tax payable	1,410,077	1,183,157
Business tax payable	527,550	385,294
Other	171,907	149,737
Total taxes payable	$2,391,692	$2,202,375

DIGITAL ENTERTAINMENT INTERNATIONAL LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

7 - SEGMENT INFORMATION

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company's internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company's business segments.

The Company is engaged in distribution of digital entertainment products and services. The Company's chief operating decision maker (“CODM”) has been identified as the CEO who reviews the financial information of separate operating segments when making decisions about allocating resources and assessing performance of the group. Based on management's assessment, the Company has determined that it has three operating segments which are wholesale, retail and FAB kiosks.

The following tables present summary information by segment for the three months ended June 30, 2012 and 2011, respectively:

	Three months Ended June 30, 2012
			Revenue from
	Wholesale	Retail	FAB Kiosks	Consolidated
Revenues	$12,842,207	$1,206,984	$6,466,556	$20,515,747
Cost of revenues	10,746,824	912,395	927,361	12,586,580
Gross profit	2,095,383	294,589	5,539,195	7,929,167
Depreciation and amortization	54,217	135,700	21,518	211,435
Total capital expenditures	-	-	-	-
Total assets	27,110,579	15,607,663	10,759,825	53,478,067

	Three months Ended June 30, 2011
			Revenue from
	Wholesale	Retail	FAB Kiosks	Consolidated
Revenues	$13,004,783	$2,963,731	$4,604,869	$20,573,383
Cost of revenues	10,909,526	2,225,660	494,860	13,630,046
Gross profit	2,095,257	738,071	4,110,009	6,943,337
Depreciation and amortization	78,369	145,993	30,313	254,675
Total capital expenditures	1,077	822,409	-	823,486
Total assets	22,829,965	12,879,445	8,830,502	44,539,912

DIGITAL ENTERTAINMENT INTERNATIONAL LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

7- SEGMENT INFORMATION (Continued)

	Nine months Ended June 30, 2012
			Revenue from
	Wholesale	Retail	FAB Kiosks	Consolidated
Revenues	$39,861,012	$3,821,268	$19,084,646	$62,766,926
Cost of revenues	33,321,876	2,855,761	2,751,616	38,929,253
Gross profit	6,539,136	965,507	16,333,030	23,837,673
Depreciation and amortization	188,830	422,173	74,945	685,948
Total capital expenditures	-	-	5,597	5,597
Total assets	27,110,579	15,607,663	10,759,825	53,478,067

	Nine months Ended June 30, 2011
			Revenue from
	Wholesale	Retail	FAB Kiosks	Consolidated
Revenues	$31,542,133	$8,284,899	$11,570,765	$51,397,797
Cost of revenues	25,862,942	6,337,258	1,275,339	33,475,539
Gross profit	5,679,191	1,947,641	10,295,426	17,922,258
Depreciation and amortization	92,076	268,433	35,615	396,124
Total capital expenditures	583,417	329,133	225,663	1,138,213
Total assets	22,829,965	12,879,445	8,830,502	44,539,912

8- CONTINGENCY

In April 2010, FAB Media filed suit against Beijing Times Square Development Company in the Beijing Xicheng District People’s Court, alleging breach of contract of an agreement entered into with the defendants in 2008 and seeking damages of $281,942 (RMB1,800,000). As of the date of this report, the lawsuit remains pending, the management of FAB Media expects that they will reconcile with Beijing Time Square Development Company through the mediation of court.